                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             UTILICORP UNITED INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        $1,078,816
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        Preliminary Joint Proxy Statement/Prospectus on Schedule 14A and KC United Corp. Form S-4 File No. 333-02223
        ------------------------------------------------------------------------
     3) Filing Party:
        UtiliCorp United, Kansas City Power & Light
        ------------------------------------------------------------------------
     4) Date Filed:
        February 21, 1996 and April 4, 1996
        ------------------------------------------------------------------------

This material is being filed
pursuant to Rule 14a-6
and will be mailed to shareholders
beginning July 1, 1996


UTILICORP UNITED
    and
KANSAS CITY POWER
& LIGHT COMPANY
combine to create
MAXIM ENERGIES, INC.
- -------------------







Mark Your proxy card FOR our
merger and return it today!


We Need Your Support to
Complete this Combination

A non-vote = a "no" vote
- ------------------------


Look inside for an
explanation of the key
merger elements

Dear UtiliCorp United Shareholder:

I want to personally acknowledge the importance of your consideration of our revised merger agreement with Kansas City Power & Light. The issues involved are many and complex, and this booklet is designed to sharpen the focus on what I feel are the key elements of the merger.

We restructured our agreement to better assure the completion of a UtiliCorp/KCPL combination. We expect this combination to to accelerate the realization of our shared vision, enabling our shareholders to realize the long-term benefits of an aggressive domestic and international growth strategy.

The very clear goals of the original merger agreement remain the same, and the vision for achieving achieving guided our revision of the agreement terms. I recognize that you may be concerned with the change we made to the share exchange ratio, in which a 1.096-to-1 ratio, slightly favoring UtiliCorp shareholders, was replaced with a 1-to-1 exchange. We felt that this change was necessary to present an equitable, and thus achievable, deal to both KCPL and UtiliCorp shareholders.

Benefits to all shareholders will commence immediately after closing, with a substantial recommended initial dividend of $1.85 and enhanced prospects for growth.

I firmly believe that our merger with KCPL helps continue our growth initiatives and prepare our company for the next century. When the merger is completed sometime next year, I am confident our new company, Maxim Energies, will deliver increased value and earn your continuing support.

Your vote is extremely important and is, in fact, vital to the successful completion of the merger. Every proxy not returned is counted as a vote against the merger. Please review this booklet and the enclosed proxy statement closely, and return your completed proxy card as soon as possible. Thank you.


                                                     Sincerely,
                                                     /s/ Richard C. Green Jr.
                                                     Richard C. Green, Jr.
                                                     Chairman & CEO

UTILICORP UNITED
     and
KANSAS CITY POWER
& LIGHT COMPANY
combine to create

MAXIM ENERGIES, INC.
- --------------------

MAXIM means both scale and scope. It sets a high standard of superlative achievement through maximum effort, commitment and innovation.

ENERGIES represents our broad range of products and services. It also refers to the human energies of our employees.

- ----------------------------------------------------------------
Maxim energies will be a growth company strongly
positioned to compete over the long term in national and
global deregulated markets for energy products and services.
- ----------------------------------------------------------------

By combining the unique strengths of two companies with a shared vision, Maxim will be equipped to deliver enduring dynamic growth. UtiliCorp and KCPL have already demonstrated their extensive range of capabilities:

- - New products and services

- - National marketing and branding

- - Alliances and partnerships

- - Non-regulated businesses

- - Mergers and acquisitions

- - Developing technologies

- - Global initiatives

The energy industry has entered an era of inevitable, accelerating change that will have a significant impact on the future competitive position of utilities and their ability to maintain and increase earnings. The industry is being transformed by technological advances, consumer demand and legislative and regulatory reforms which are leading to greater competition.

- --------------------------------------------------------------
Maxim Energies will continue to lead in addressing the
challenges of this changing competitive environment,
through financial strength, operating expertise and
proven growth strategies.
- --------------------------------------------------------------

- -------------------------------------------------------
Maxim Energies will combine diverse assets and markets,
operating expertise, financial strength and innovative
marketing.
- --------------------------------------------------------

- --------------------------------------------------------
Benefits for UtiliCorp shareholders
- --------------------------------------------------------

A global energy company positioned to excel and endure

    - KCPL's financial strength and operational excellence

    - UtiliCorp's successful non-regulated businesses and ventures in international markets

A substantial dividend rate

    - recommended $1.85 per share, which is 5% over UtiliCorp's current annualized dividend rate

    - dividend increase that is double the anticipated dividend growth for UtiliCorp as a stand-alone company

Increased earnings potential from growth

    - financial performance enhancements estimated to grow from $.20 per share in year one to $.44 in year four

    - total of $148.8 million in benefits from expected growth during the first four years

Improved profitability from synergy savings

    - approximately $636 million in savings over 10 years

    - $142 million in pre-tax savings in the first four years

Increased access to capital to finance growth

    - greater financial strength with $6.8 billion in total assets

    - anticipated strong investment-grade ratings for the new company

Diverse business base

    - operations across the United States and in six foreign countries

    - revenues spread among gas, electric, and other energy-related services and products

    - mix of coal, gas, nuclear and hydro generation

Lean operations from additional efficiencies

    - $15.7 million in pre-tax benefits in year one from combining operations

                         ---------------------------
                          Vote for real growth and
                             deliverable value
                           now and in the future.

                               Vote YES to the
                          UtiliCorp/KCPL combination.
                         ---------------------------

Q&A
- ------------------------------------------------------------------------------
WHY WAS THE MERGER AGREEMENT AMENDED?
The merger was restructured in May when it became apparent that approval by KPCL shareholders of the original agreement was going to be very difficult to attain.

WHAT CHANGES HAVE BEEN MADE TO THE MERGER AGREEMENT?
The structure of the merger was changed and the exchange ratio was revised.

Under the new structure, only a simple majority of KCPL shares voting is needed to approve the merger, instead of the two-thirds majority of all KCPL shares outstanding required under the original agreement.

We also responded to the competitive marketplace by providing a 1-for-1 share exchange ratio for shareholders of both companies. Under the original agreement, UtiliCorp shareholders would have received 1.096 shares of the new combined company for each UtiliCorp share held, while KCPL shareholders would have received one share of the new combined company for each KCPL share held. The change increased the value of the merger to KCPL holders in order to better ensure approval.

All other substantive terms of the merger remain the same.

WHAT DO THESE THINGS MEAN FOR UTILICORP'S SHAREHOLDERS?
The amended agreement replaces one that proved unlikely to be realized as originally structured. The UtiliCorp/KCPL combination still provides significant short- and long-term benefits for UtiliCorp shareholders. The new company will offer tremendous growth potential for the future and an immediate 5 percent increase in dividends, about double the increase that is likely to have been achieved as a stand-alone company.

IS UTILICORP BEING ACQUIRED BY KCPL?
No. This transaction is a merger of equals of two strong companies -- not an acquisition. The amended structure simply facilitates the completion of the combination. The end result will be substantially the same -- a new combined company named Maxim Energies, owned by the current shareholders of UtiliCorp and KCPL.

WILL THE DEAL BE AMENDED AGAIN BECAUSE OF WESTERN RESOURCES' REVISED HOSTILE OFFER FOR KCPL?
No. We have a sound agreement with KCPL and we are not in a bidding war with Western Resources. We have no intention of changing the current exchange ratio.

HOW DOES THE UTILICORP/KCPL MERGER AGREEMENT COMPARE WITH WESTERN RESOURCES' OFFER?
We believe only the UtiliCorp/KCPL merger offers shareholders enduring and achievable long-term value. Our two companies worked together to identify growth potential, synergies and additional efficiencies that will provide value to all stakeholders. UtiliCorp and KCPL have a shared vision for the future in a rapidly changing industry.

HAS THE AMENDED AGREEMENT SLOWED DOWN REGULATORY APPROVAL? WHEN WILL THE MERGER BE COMPLETED?
The regulatory approval process remains on track. All regulatory applications have been submitted and are currently under review. We still expect the merger to close by mid-1997.

WHEN WILL THE NEW NAME GO INTO EFFECT?
Maxim Energies, Inc. will become the name of the new company when the merger transaction is completed. Until then each company will continue using its current name and proceed with business as usual.

WHAT APPROVALS ARE NEEDED FROM UTILICORP SHAREHOLDERS?
To complete the merger, more than 50 percent of all UtiliCorp shares outstanding must approve the agreement. Because every proxy not returned is counted as a vote against the merger, each and every UtiliCorp shareholder vote is extremely important to the merger's success. Complete your proxy card and return it today in the envelope provided.

HOW CAN I GET ADDITIONAL INFORMATION OR ASK QUESTIONS ABOUT THE MERGER OR ABOUT VOTING MY PROXY?
You can reach UtiliCorp Shareholder Relations toll-free at 1-800-487-6661. For help voting your proxy, you may also call Morrow & Co., Inc., our proxy solicitor, at 1-800-566-9058. Merger updates, press releases, and other corporate information are also available through our home page on the Internet at http://www.utilicorp.com.

VOTE YES TO
MAXIM ENERGIES, INC.


RETURN YOUR
PROXY CARD TODAY

- -----------------------

VOTE FOR:

/X/ growth, value and
    opportunity both now
    and in the long term

/X/ real benefits beginning
    immediately after closing

/X/ leadership in the energy
    industry of tomorrow

/X/ greater potential returns
    on your investment dollars

Vote FOR the Merger

- ------------------------------------

Remember: A NON-VOTE
is a vote AGAINST the
UtiliCorp/KCPL combination